Exhibit 10.2

STOCK OPTION AGREEMENT

            Stock Option Agreement, dated as of [               ] (this "Agreement"), between INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation (the "Company"), and [               ] ("Participant").

            The Company has adopted the Industrial Services of America, Inc. Long Term Incentive Plan (the "Plan"), the terms of which are incorporated by reference, except to the extent this Agreement or the attached "Schedule A" to this Agreement provide for a different definition or term.  A copy of the Plan is available from the Secretary of the Company upon request by the Participant.

            In accordance with its authority under Sections 2, 4 and 6 of the Plan, the Board of Directors of the Company, with the exclusion of the employee-directors (the "Committee"), has adopted a resolution granting the Participant a stock option (the "Option") under the Plan to purchase shares of the Company's Common Stock, $0.0033 par value per share ("Shares"), for the price and on the terms and conditions set forth in this Agreement and in the Plan.  The Option under this Agreement is a non-qualified Option (an "NQO" as defined in the Plan).

            The Company makes no representations or warranties as to the federal, state, local or foreign income, estate or other tax consequences to the Participant of the grant of the Option under this Agreement.

1.         (a)        The number of Shares subject to this Option and the price at which the Participant shall have the right to purchase Shares under this Agreement is set forth on Schedule A and is subject to adjustment as provided in Paragraph 6 below.

(b)        Unless the Option is previously terminated pursuant to the Plan or this Agreement, the Option shall be exercisable until the expiration date specified on Schedule A.    No Shares shall be purchasable under this Agreement after the respective expiration date or dates specified on Schedule A.

(c)        If not specified on Schedule A or elsewhere herein, the unexercised portion of the Option will be cancelled and forfeited and will terminate as follows:

                                    (i)         If the Participant's employment with the Company is terminated for Cause, the unexercised portion of the Option will be cancelled and forfeited and will terminate on the date of the Participant's termination of employment with the Company;

                                    (ii)        If the Participant's employment with the Company is terminated on account of the Participant's death or Disability, then the unexercised portion of the Option may be exercised at any time prior to the earlier of the expiration date on Schedule A and 24 months after the date that the Participant ceases to be employed by the Company, and any part of the Option which is not so exercised within such period shall thereupon be cancelled and forfeited and will terminate;

                                    (iii)       If the Participant's employment with the Company is terminated for any reason other than for Cause, death or disability, then the unexercised portion of the Option may be exercised at any time prior to the earlier of the expiration date on Schedule A and 12 months after the date that the Participant ceases to be employed by the Company, and any part of the option which is not so exercised within such period shall thereupon be cancelled and forfeited and will terminate.

"Cause" for purposes of this Paragraph 1(c) means: (i) the Participant's conviction of or plea of guilty or nolo contendere to a crime constituting a felony under the laws of the United States or any State thereof or any other jurisdiction in which the Company conducts business; (ii) the Participant's willful misconduct in the performance of his or her duties to the Company and failure to cure such breach within 30 days following written notice thereof from the Company; (iii) the Participant's willful failure or refusal to follow directions from the Board (or direct reporting executive) and failure to cure such breach within 30 days following written notice thereof from the Board; or (iv) the Participant's breach of fiduciary duty to the Company for personal profit.  Any failure by the Company to notify the Participant after the first occurrence of an event constituting Cause shall not preclude any subsequent occurrences of such event (or a similar event) from constituting Cause.

"Disability" for purposes of this Paragraph 1(c) means the Participant's physical or mental condition resulting from any medically determinable physical or mental impairment that renders the Participant incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 365 days.  Notwithstanding the foregoing, the Participant shall not be deemed to be disabled as a result of any condition that: (i) was contracted, suffered, or incurred while the Participant was engaged in, or resulted from the Participant having engaged in, a felonious activity; (ii) resulted from an intentionally self-inflicted injury or an addiction to drugs, alcohol, or substances which are not administered under the direction of a licensed physician as part of a medical treatment plan; or (iii) resulted from service in the Armed Forces of the United States for which the Participant received or is receiving a Disability benefit or pension from the United States, or from service in the armed forces of any other country irrespective of any Disability benefit or pension. The Disability of the Participant and the date on which the Participant ceases to be employed by reason of Disability shall be determined by the Company, in accordance with uniform principles consistently applied, on the basis of such evidence as the Committee and the Corporation deem necessary and desirable, and its good faith determination shall be conclusive for all purposes of the Plan.  The Committee or the Company shall have the right to require the Participant to submit to an examination by a physician or physicians and to submit to such reexaminations as the Committee or the Company shall require in order to make a determination concerning the Participant's physical or mental condition; provided, however, that the Participant may not be required to undergo a medical examination more often than once each 180 days.  If the Participant engages in any occupation or employment (except for rehabilitation as determined by the Committee) for remuneration or profit, which activity would be inconsistent with the finding of Disability, or if the Committee, on the recommendation of the Company, determines on the basis of a medical examination that the Participant no longer has a Disability, or if the Participant refuses to submit to any medical examination properly requested by the Committee or the Company, then in any such event, the Participant shall be deemed to have recovered from such Disability.

            Notwithstanding the foregoing, no Shares will be purchasable under this Agreement after the respective expiration date or dates specified on Schedule A.

            2.         Nothing in the Plan or in this Agreement confers on the Participant any right to continue as an employee of or service provider to the Company, or otherwise limits the right of the Company, which right is expressly reserved, to discharge the Participant from employment or service at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment agreement between the Participant and the Company.  No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Shares subject to the Option until the Option shall have been duly exercised to purchase such Shares in accordance with the provisions of the Plan and this Agreement.

            3.         Unless specifically permitted on Schedule A, the Option shall not be subject in any manner to transfer (except by will or the laws of descent and distribution), sale, exchange, assignment, anticipation, pledge or encumbrance.  The Option may be exercised during the lifetime of the Participant only by the Participant or, in the event of the Participant's legal incapacity, the Participant's duly appointed guardian or conservator or, in the event of the Participant's death, the Participant's executor or administrator.  The Option may only be exercised by the delivery to the Company of a written notice of such exercise in the form set forth in "Annex I" to this Agreement, which notice shall specify the number of Shares to be purchased and the aggregate exercise price for such Shares, together with payment in full of such aggregate exercise price by check payable to the Company.

            4.         If the Company is authorized by the Committee, the Company may, in its discretion, establish procedures whereby the Participant, to the extent permitted by and subject to the requirements of Rule 16b‑3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, federal income tax laws, and other federal, state or local tax and securities laws, may exercise the Option, or a portion thereof, without making a direct payment of the exercise price thereof to the Company.  If the Company so elects to establish such a cashless exercise program, the Company shall determine, in its discretion and from time to time, such administrative procedures and policies as it deems appropriate.  Such procedures and policies shall be binding on the Participant should he or she elect to utilize the cashless exercise program. Employees of the Company desiring to effect a broker cashless exercise must use the Company's existing stock broker when exercising and portion of the Option.

            5.         If the Company shall become obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any FICA, state disability insurance tax or other employment tax (the "Withholding Liability"), then the Participant shall, on the date of exercise and as a condition to the issuance of the Shares subject to the Option, pay the Withholding Liability to the Company.  Payment shall be by check payable to the Company; provided, however, that with the consent of the Committee, payment may instead be made by delivery to the Company of a certificate or certificates representing Shares duly endorsed or accompanied by a duly executed stock power(s), which delivery effectively transfers to the Company good and valid title to such Shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such Shares to be valued on the basis of the fair market value thereof on the date of such payment); provided, further, that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock.  The Participant consents to the Company withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to the Participant if the Participant does not pay the Withholding Liability to the Company on the date of exercise of the Option, and the Participant agrees that the withholding and payment of any such amount by the Company to the relevant taxing authority shall constitute full satisfaction of the Company's obligation to pay such compensation or other amounts to Participant.

            6.         In the event of any stock dividend, reclassification, subdivision or combination, or similar transaction affecting the Option covered by this Award, the rights of the Participant will be adjusted as provided in Section 4.2(e) of the Plan.

    7.         The Option will become immediately exercisable in connection with a Change in Control.  For purposes of the foregoing, a "Change in Control" generally has the meaning given to such term under the Plan.  Except as otherwise described above, a Participant would be entitled to immediate exercisability in the event of a Change in Control only if he were an employee, director or consultant on the effective date of such accelerated vesting and exercisability.

8.         Anything in this Agreement to the contrary notwithstanding, in no event may the Option be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing, registration or qualification of any Shares otherwise deliverable upon such exercise, upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in connection with such exercise.  In such event, such exercise shall be held in abeyance and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been affected or obtained free of any conditions not acceptable to the Company.

            9.         The Committee may require as a condition to the right to exercise the Option hereunder that the Company receive from the person exercising the Option, representations, warranties and agreements, at the time of any such exercise, to the effect that the Shares are being purchased for investment only and without any present intention to sell or otherwise distribute such Shares and that the Shares will not be disposed of in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder.  The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

            10.       In no event will the value, at any time, of the Option or any other payment or right to payment under this Agreement be included as compensation or earnings for purposes of any other compensation, retirement, or benefit plan offered to employees of, or other service providers to, the Company unless otherwise specifically provided for in such plan.

            11.       The Board intends to comply with Code Section 409A, or an exclusion from Code Section 409A coverage, with regard to the Award of the Option under this Agreement, and all provisions of the Plan and this Agreement shall be interpreted accordingly.  In the event that any provision of the Plan or of this Agreement is determined by the Company to be subject to and not in compliance with Code Section 409A, the Company may amend the Plan or Award to correct such non-compliance to the extent permitted under any guidance, procedure, or other method promulgated by the Internal Revenue Service now or in the future that provides for such correction as a means to avoid or mitigate any taxes, interest, or penalties that otherwise would be incurred by the Participant on account of such non-compliance.  In no event shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Code Section 409A or damages for failing to comply with Code Section 409A.

            12.       This Agreement shall be construed and enforced in accordance with the laws of the State of Florida, without reference to principles regarding conflicts of law.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, as the case may be.

IN WITNESS WHEREOF, the parties have witnessed this Agreement to be duly executed and delivered as of the date first above written.

INDUSTRIAL SERVICES OF AMERICA, INC.

By:
Participant	Name:
Title:

SCHEDULE A

Name of Participant:
Grant Date:
Option Exercise Price:
Fair Market Value on Grant Date:
Number of Shares subject to Option:
Option Expiration Date:
Options Exercise Price Vesting Date

ANNEX I

I.        FORM OF ELECTION TO EXERCISE

(To be executed upon exercise of Option)

            The undersigned hereby elects to exercise the right pursuant to that certain Stock Option Agreement under the Industrial Services of America, Inc. Long Term Incentive Plan, dated as of ________________, by and between Industrial Services of America, Inc. and __________________________, to purchase _____ shares of Common Stock, $0.0033 par value per share (the "Shares").

Choose one of the following options:

_____  (i)         Payment for the Shares in the amount of $_______________ is enclosed.  The undersigned requests that certificates for the Shares be registered in the name of the undersigned.

_____  (ii)        Cashless Exercise/Same Day Sale (Appropriate broker forms must be completed).

Dated: _______________

Participant

Social Security Number